Exhibit 99.1

CARLSBAD, California—(GLOBAL NEWSWIRE)—August 4, 2021—Alphatec Holdings, Inc. (Nasdaq: ATEC) today announced its intention to offer, subject to market and other conditions, $250,000,000 aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Alphatec also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $37,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Alphatec, will accrue interest payable semi-annually in arrears and will mature on August 1, 2026, unless earlier repurchased, redeemed or converted. Before February 2, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after February 2, 2026, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Alphatec will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Alphatec’s election. The notes will be redeemable, in whole or in part, for cash at Alphatec’s option at any time, and from time to time, on or after August 6, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Alphatec’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If certain events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Alphatec to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The final terms of the notes, including the interest rate, initial conversion rate and certain other terms of the notes, will be determined at the pricing of the offering.

In connection with the pricing of the notes, Alphatec expects to enter into one or more privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (in this capacity, the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Alphatec’s common stock upon any conversion of the notes and/or offset any cash payments Alphatec is required to make in excess of the principal amount of the converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers of the notes exercise their option to purchase additional notes, Alphatec expects to enter into additional capped call transactions with the option counterparties.

Alphatec has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Alphatec’s common stock and/or purchase shares of

Alphatec’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Alphatec’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Alphatec’s common stock and/or purchasing or selling shares of Alphatec’s common stock or other of Alphatec’s securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Alphatec on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by Alphatec, in each case if Alphatec exercises the relevant election under the capped call transactions where such termination is at Alphatec’s option). This activity could also cause or avoid an increase or a decrease in the market price of Alphatec’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Alphatec’s common stock, if any, and value of the consideration that holders of notes will receive upon conversion of such notes.

Alphatec intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions. Alphatec expects to use up to $25.0 million of the net proceeds from the offering to repurchase shares of its common stock from certain purchasers of notes in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as Alphatec’s agent, concurrently with the note offering (such transactions, the “share repurchases”). Alphatec intends to use approximately $45.2 million of the net proceeds to repay all of the outstanding balance  under, and terminate, its term loan, including accrued and unpaid interest, approximately $8.2 million of the net proceeds to repay the outstanding balance under, and terminate, its subsidiary’s inventory financing agreement, including accrued and unpaid interest, and the remaining net proceeds for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then Alphatec intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

The share repurchases may increase, or reduce the size of a decrease in, the trading price of Alphatec common stock prior to, concurrently with or shortly after the pricing of the notes, and may affect the initial terms of the notes, including the initial conversion price.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Alphatec Holdings, Inc.

Alphatec, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. Alphatec’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. Alphatec’s vision is to become the Standard Bearer in Spine.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the net proceeds, the anticipated terms of, and the effects of entering into, the capped call transactions described above and the actions of the option counterparties and their respective affiliates and the anticipated terms of, and the effects of entering into, the share repurchases described above. These statements reflect Alphatec’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Alphatec’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: market conditions, including market interest rates, the trading price and volatility of Alphatec’s common stock and risks relating to Alphatec’s business, including those described in periodic reports that Alphatec files from time to time with the SEC. Alphatec may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. All information in this release is as of the date hereof, and Alphatec undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in Alphatec’s expectations, except as may be required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

Alphatec Holdings, Inc.

investorrelations@atecspine.com